Exhibit 99.1

April 30, 2013

Dear Shareholders

On behalf of Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS), I am pleased to attach the Appendix 4C for the fiscal 2013 third quarter. An earnings call where management and I will discuss the fiscal 2013 third quarter results, and also provide an update on operational and commercial activities, has been scheduled to occur on Thursday, May 9, 2013, from 4.30 p.m. U.S. Eastern Daylight Time (Friday, May 10, 2013 from 6.30 a.m. Australian Eastern Standard Time).

At Unilife’s Fiscal 2012 Annual General Meeting of stockholders held in New York City on November 30, 2012, I had the opportunity to discuss our growth strategy and provide additional detail regarding the breadth and depth of our commercial pipeline. This included highlighting a selection of 30 active programs now underway with many of our current and prospective pharmaceutical customers, with a dozen expected to generate agreements and revenue during calendar year 2013.

Unilife recently announced the first of these agreements – a 15-year customization and commercial supply contract with a U.S. pharmaceutical company for our EZMix™ dual-chamber syringe. We expect this contract to generate up to $110 million in cumulative revenue from customization programs, production scale-up, device sales and a royalty from net drug sales.

This agreement validates many attractive aspects of our business model and highlights our capacity to generate revenue from multiple sources. With Unilife now finalizing discussions with multiple customers for other programs in our commercial pipeline, I expect the pace of news will soon begin to accelerate as we announce a succession of additional agreements featuring a combination of revenue streams including exclusivity fees, device customization programs and supply contracts.

Given the substantial size, complexity and long-term duration of many of these prospective agreements, each takes significant time to negotiate and finalize. However, I believe this wait will be more than justified as the agreements are announced and we transition into a new commercial phase of business with a diversified customer base that will drive strong, accelerating rates of growth and cash flow.

In recognition of the advanced status of some of these agreements, and our strong confidence in them being announced in the near to medium term, we are consciously managing our cash position to minimize dilution to existing shareholders.

I am therefore pleased to advise that we have agreed to preliminary terms with a leading U.S. life science financing firm for a debt funding program that we expect to finalize shortly. Combined with the anticipated revenue to be generated from new and existing customer agreements, we expect this medium-term debt program to strengthen our balance sheet, reduce the need for a secondary stock offering and thereby minimize potential dilution to existing shareholders.

We look forward to providing additional information regarding many of these exciting activities as news unfolds, and during our earnings call on Thursday, May 9th (Friday, May 10th in Australia).

Yours sincerely

Alan Shortall CEO

Unilife Corporation

250 Cross Farm Lane, York, PA 17406    T + 1 717 384 3400    F + 717 384 3401    E info@unilife.com    W www.unilife.com

Forward-Looking Statements

This shareholder letter contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 24/10/2005

Name of entity

UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)

141 042 757	31 March 2013

Consolidated statement of cash flows

	Current quarter $US’000	Year to date (9 months) $US’000
Cash flows related to operating activities
1.1 Receipts from customers	49	1,101
1.2 Payments for (a) staff costs	(4,590)	(12,749)
(b) advertising and marketing	(48)	(117)
(c) research and development	(2,226)	(6,720)
(d) leased assets	(87)	(253)
(e) other working capital	(2,689)	(10,278)
1.3 Dividends received	—	—
1.4 Interest and other items of a similar nature received	10	48
1.5 Interest and other costs of finance paid	(591)	(1,939)
1.6 Income taxes paid	—	—
1.7 Other (provide details if material)	—	—

Net operating cash flows	(10,172)	(30,907)

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

	Current quarter $US’000	Year to date (9 months) $US’000
1.8 Net operating cash flows (carried forward)	(10,172)	(30,907)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	(610)	(1,931)
(e) other non-current assets	—	—
1.10 Proceeds from disposal of:
(a) businesses (item 5)	—	—
(b) equity investments	—	—
(c) intellectual property	—	—
(d) physical non-current assets	—	—
(e) other non-current assets	—	—
1.11 Loans to other entities	—	—
1.12 Loans repaid by other entities	—	—
1.13 Other (provide details if material)	—	—

Net investing cash flows	(610)	(1,931)

1.14 Total operating and investing cash flows	(10,782)	(32,838)

Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc	13,382	32,333
1.16 Proceeds from sale of forfeited shares	—	—
1.17 Proceeds from borrowings	—	—
1.18 Repayment of borrowings	(1,285)	(3,686)
1.19 Dividends paid	—	—
1.20 Other (provide details if material)	—	—

Net financing cash flows	12,097	28,647

Net increase (decrease) in cash held	1,315	(4,191)
1.21 Cash at beginning of quarter/year to date	8,384	13,880
1.22 Exchange rate adjustments	8	18

1.23 Cash at end of quarter (note 1)	9,707	9,707

+	See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter $US’000
1.24 Aggregate amount of payments to the parties included in item 1.2	214

1.25 Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

Included in the above is directors’ fees and executive director’s remuneration ($168K). A company associated with a director is providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($46K).

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

	Amount available $US’000	Amount used $US’000
3.1 Loan facilities	25,538	25,208

3.2 Credit standby arrangements	—	—

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.	Current quarter $US’000	Previous quarter $US’000
4.1 Cash on hand and at bank	7,386	4,627
4.2 Deposits at call	2,321	3,757
4.3 Bank overdraft	—	—
4.4 Other (Term Deposit)	—	—

Total: cash at end of quarter (item 1.23)	9,707	8,384

4.5	Explanation necessary for an understanding of the transactions

Restricted cash of $1,966 is included in 4.2 Deposits at call of $2,321 in the current quarter, which fully secures a related borrowing.

Acquisitions and disposals of business entities

	Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1 Name of entity		—
5.2 Place of incorporation or registration		—
5.3 Consideration for acquisition or disposal		—
5.4 Total net assets		—
5.5 Nature of business		—

+	See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 30 April 2013
(Director)

Print name:	Alan Shortall

+	See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2 - reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2 - itemised disclosure relating to acquisitions

•	9.4 - itemised disclosure relating to disposals

•	12.1(a) - policy for classification of cash items

•	12.3 - disclosure of restrictions on use of cash

•	13.1 - comparative information

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

Appendix 4C Page 6	30/9/2001